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                                                                   Exhibit 99(a)

                    J.P. MORGAN MUTUAL FUND INVESTMENT TRUST
                          J.P. MORGAN MUTUAL FUND GROUP
                   J.P. MORGAN FLEMING MUTUAL FUND GROUP, INC.
                           UNDISCOVERED MANAGERS FUNDS
                               UM INVESTMENT TRUST
                             UM INVESTMENT TRUST II
                           ONE GROUP INVESTMENT TRUST

                               POWERS OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints George C.W. Gatch, Robert L. Young, Patricia A. Maleski, Stephanie
J. Dorsey, Jessica K. Ditullio, Avery P. Maher, Stephen M. Benham, Nancy E. Fields, Elizabeth A. Davin, Alaina V. Metz, Christopher D. Walsh, Stephen M. Ungerman, Suzanne E. Cioffi, Thomas J. Smith and Janet E. Squitieri, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements or other filings made with the Securities and Exchange Commission or any state regulatory agency or authority applicable to the above named Trusts, and any amendments or supplements thereto, and withdrawals thereof, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory agency or authority, as appropriate, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Trustee or officer of the Trust, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof

     This Powers of Attorney may be signed in one or more counterparts, each of which shall me deemed an original, but all of which together shall constitute one and the same document.

/s/ William J. Armstrong                    /s/ William G. Morton, Jr
------------------------                    -------------------------
William J. Armstrong                        William G. Morton, Jr.


/s/ Roland R. Eppley, Jr.                   /s/ Robert A. Oden, Jr.
-------------------------                   -----------------------
Roland R. Eppley, Jr.                       Robert A. Oden, Jr.


/s/ John F. Finn                            /s/ Fergus Reid, III
------------------                          --------------------
John F. Finn                                Fergus Reid, III


/s/ Matthew Goldstein                       /s/ Frederick W. Ruebeck
-----------------------                     ------------------------
Matthew Goldstein                           Frederick W. Ruebeck


/s/ Robert J. Higgins                       /s/ James J. Schonbachler
---------------------                       -------------------------
Robert J. Higgins                           James J. Schonbachler

/s/ Peter C. Marshall                       /s/ Leonard M. Spalding, Jr.
---------------------                       ----------------------------
Peter C. Marshall                           Leonard M. Spalding, Jr.


/s/ Marilyn McCoy
-----------------
Marilyn McCoy

                                            Dated:  February 19, 2005